SALES AGENCY AGREEMENT

This SALES AGENCY AGREEMENT (the “Agreement”) is entered into effective as of September 23, 2010 between Global Investors Services, Inc. a Nevada corporation with principal offices at 708 3rd Avenue, 6th Floor, New York, New York (“GISV”) and The Cougar Group (“Cougar”), a Hong Kong Corporation with its principal offices at St. George’s Building, suite 106, 2 Ice House Street, Hong Kong.

WHEREAS, GISV is engaged in the development, marketing and distribution of various on-line financial educations services and analysis products;

WHEREAS, Cougar desires to obtain the exclusive right to market the Products set forth in Exhibit A within specified geographic areas in Asia listed on Exhibit B;

WHEREAS, GISV desires to retain the services of Cougar as the exclusive sales agent of the Products in the Territory.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1	“GISV Note T1” shall refer to the promissory notes payable to GISV by Cougar associated with the sales targets and share compensation of Tier One countries attached hereto as Exhibit D.

1.2	“GISV Note T2” shall refer to the promissory notes payable to GISV by Cougar associated with the sales targets and share compensation of Tier Two countries attached hereto as Exhibit E.

1.3
“Products” initially shall mean those products listed in Exhibit A attached hereto and any such additional products that GISV may create or sell and expressly incorporated into Exhibit A in writing by GISV.  Cougar shall have the right of first refusal to represent any additional product solely in the Territory, including Product upgrades and modifications, currently sold or marketed by GISV.

1.4	“Territory” means the geographic areas, both Tier One and Tier Two, listed on Exhibit B hereto.

1.5	“Tier One” countries shall include: South Korea and Japan.

1.6	“Tier Two” countries shall include: China, Australia, Hong Kong, Singapore, Philippines, Indonesia, New Zealand, and India.

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2.	APPOINTMENT AND AUTHORITY OF COUGAR

2.1	Exclusive Sales Agent. Subject to the terms and conditions herein, GISV appoints Cougar as GISV’s exclusive sales agent for the Products in the Territory, and Cougar accepts such appointment.

2.2
Independent Contractors.  The relationship of GISV and Cougar established by this Agreement is that of independent contractor, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, or (ii) constitute the parties as partners, joint venture partners, co-owners or otherwise as participants in a joint undertaking, or (iii) allow Cougar to create or assume any obligation on behalf of GISV for any purpose whatsoever.  All financial and other obligations associated with Cougar’s business are the sole responsibility of Cougar, Cougar shall be responsible for, and shall indemnify and hold GISV free and harmless from, any and all claims, damages or lawsuits (including GISV’s attorneys’ fees) arising out of the acts of Cougar, its employees or its agents.  GISV will not withhold any taxes from any compensation payable to Cougar.  It is the sole responsibility of Cougar to pay all withholding taxes, FICA taxes, Federal unemployment taxes, and any other Federal or State or local taxes, payments, or filings required to be paid, maintained, or made.

3.	COMPENSATION OF COUGAR

3.1
Sole Compensation for Cougar.  Cougar’s sole compensation under the terms of this Agreement shall be an aggregate of 120,000,000 shares of common stock of GISV as provided in Exhibit C (the “Shares”).  The Shares shall contain the standard restrictive legend as required by the Securities Act of 1933, as amended.  Cougar shall be required to pay for the Shares by delivering the GISV Note T1 and the GISV Note T2 as discussed in Section 3.3.

3.2	Payment to Cougar. The Shares shall be subject to all applicable governmental laws, regulations and rulings.

3.3
Time of Payment.  The Shares shall be issued in consideration of the GISV Notes T1 in the principal amount of $1,000,000 per country and the GISV Notes T2 in the principal amount of $1,000,000 per country.  The GISV Notes T1, for the Shares associated with the Tier One countries, shall have a term of six months and accrue interest at a rate of 4% per annum.  The GISV Note T2, for the Shares associated with the Tier Two countries, shall have a term of Twelve months and accrue interest at a rate of 4% per annum.  The Shares shall be released to Cougar from escrow as payment under this Agreement upon Cougar’s successful achievement of the revenue targets contemplated by Exhibit C of this Agreement or the payment of the principal amount of the GISV Notes. The Escrow Agreement governing the release of the Shares is attached hereto as Exhibit F.

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4.	SALE OF THE PRODUCTS

4.1
Prices and Terms of Sale.  GISV shall provide Cougar with copies of its current price lists, its delivery schedules, and its standard terms and conditions of sale, as established from time to time.  Cougar shall quote to customers only those authorized prices, delivery schedules, and terms and conditions, and shall have no authority to quote or offer any discount to such prices or change any such terms and conditions, without consent of GISV.  GISV may change the prices, delivery schedules, and terms and conditions, provided that it gives Cougar at least thirty (30) days prior written notice of any changes.  Each order for a Product shall be governed by the prices, delivery schedules, and terms and conditions in effect at the time the order is accepted, and all quotations by Cougar shall contain a statement to that effect.

4.2	Quotations. The parties shall furnish to each other copies of all quotations submitted to customers.

4.3
Orders.  All orders for the Products shall be in writing, and the original shall be submitted to GISV.  GISV shall promptly furnish to Cougar informational copies of all commissionable orders (explain this) sent by customers in the Territory.

4.4
Acceptance.  All orders obtained by Cougar shall be subject to acceptance by GISV at its principal office currently located at the address listed for GISV at the beginning of this Agreement, and all quotations by Cougar shall contain a statement to that effect.  Cougar shall have no authority to make any acceptance or delivery commitments to customers.  GISV specifically reserves the right to reject any order or any part thereof for any reasonable reason.  GISV shall send copies to Cougar of any written acceptance on commissionable orders.

4.5	Credit Approval. GISV shall have the sole right of credit approval or credit refusal for its customers in all cases.

4.6
Collection.  It is expressly understood by Cougar that full responsibility for all collection rests with GISV, provided, at GISV’s request, Cougar will provide reasonable assistance in collection of any accounts receivable.

4.7
Cougar as Reseller.  In the event that Cougar, with the approval of GISV, purchases Products from GISV and resells said Products to its own customers, Cougar shall have the sole right of credit approval or credit refusal for its own customers and full responsibility for all collection for such customers rests with Cougar.

4.8	Inquiries from Outside the Territory. Cougar shall promptly submit to GISV, for GISV’s attention and handling, the information of all inquiries received by Cougar from customers outside the Territory.

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5.	ADDITIONAL OBLIGATIONS OF COUGAR

5.1
Promotion of the Products.  Cougar shall, at its own expense, promote the sale of the Products in the Territory.  Cougar may hire or contract with sales representatives or services personnel to promote the Products and perform the duties hereunder.

5.2
Facilities.  Cougar shall provide itself with, and be solely responsible for, (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and  other forms of clearance from governmental or regulatory agencies, if any, as it deems necessary for the conduct of its business operations in accordance with this Agreement.

5.3
Customer and Sales Reporting.  Cougar shall, at its own expense, and in a manner consistent with the sales policies of GISV: (a) provide adequate contact with existing and potential customers within the Territory on a regular basis; and (b) assist GISV in assessing customer requirements for the Products.

5.4
Customer Service.  Cougar shall diligently assist its customers’ personnel and clients in using the Products and shall perform such additional customer services as good salesmanship requires and as GISV may reasonably request.

5.5
Telephone Marketing and Technical and Sales Support.  Cougar shall provide a reasonable level of telephone marketing and technical support to customers in the Territories subject to the direction of GISV.  GISV shall use it best efforts to support Cougar’s sales and marketing activities.

5.6
Product Complaints.  Cougar shall promptly investigate and monitor all customer and/or regulatory complaints and/or correspondence concerning the use of the Product in the Territory.  Cougar shall immediately notify GISV of all such complaints and/or correspondence in accordance with standard procedures.

5.7	Expense of Doing Business. Cougar shall bear the entire cost and expense of conducting its business in accordance with the terms of this Agreement.

5.8
Representations.  Cougar shall not make any false or misleading representations to customers or others regarding GISV or the Products.  Cougar shall not make any representations, warranties or guarantees with respect to the specifications, features, or capabilities of the Products that are not consistent with GISV’s documentation accompanying the Products or GISV’s literature describing the Products.  Cougar represents and warrants that it is an accredited investor as that term is defined by Regulation D as promulgated under the Securities Act of 1933, as amended.

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6.	ADDITIONAL OBLIGATIONS OF GISV

6.1
Training by GISV.  Company shall provide sales training to Cougar’s personnel at periodic intervals, with the frequency and content of the training to be determined by GISV.  When possible, such training shall be given via the internet.

6.2
Regulatory Approvals.  GISV shall be responsible for obtaining any regulatory approvals to distribute products and services in various international markets.  Cougar will assist in determining regulatory framework markets and identify consultants to assist in accomplishing approvals.

6.3
Materials.  Company shall provide Cougar with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, demonstration product samples and other Product data at no charge.

6.4	Delivery Time. GISV shall use its best efforts to fulfill delivery obligations, e.g. issuance of user names and passwords for account holders, as committed in acceptances.

6.5	New Developments. GISV shall promptly inform Cougar of new product developments relating to the Products.

7.	BOARD OF DIRECTORS

Cougar will be given the right to immediately propose a candidate to serve as an interim director on the GISV Board of Directors at the execution of this Agreement. The proposed director candidate will present his or her qualifications, business experience and other capabilities to the current Board. Upon satisfactory review of the qualifications the individual will be placed on the current board. Cougar understands that at the time of the Annual Shareholders meeting, all directors will be nominated by the Board of Directors or appropriate nominating committee and voted for by the shareholders.

8.	TRADEMARKS

During the term of this Agreement, Cougar shall have the right to indicate to the public that it is an authorized sales agent of the Products and to advertise (within the Territory) such Products under the trademarks, marks, and trade names that the GISV may adopt from time to time (“Trademarks”).  Cougar shall not alter or remove any Trademark applied to the Products.  Except as set forth in this Section 8, nothing contained in this Agreement shall grant to Cougar any right, title or interest in the Trademarks.

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9.	CONFIDENTIAL INFORMATION

Cougar acknowledges that by reason of its relationship to GISV hereunder it will have access to certain information and materials concerning GISV’s technology, and products that are confidential and of substantial value to GISV, which value would be impaired if such information were disclosed to third parties.  Cougar agrees that it will not in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it in written or other tangible form or orally, identified as confidential, by GISV without the prior written consent of GISV.  Cougar shall take every reasonable precaution to protect the confidentiality of such information.  Upon request by Cougar, GISV shall advise whether or not it considers any particular information or materials to be confidential.  In the event of termination of this Agreement, there shall be no use or disclosure by Cougar of any confidential information of GISV, and Cougar shall not manufacture or have manufactured any devices, components or assemblies utilizing any of GISV’s confidential information.  This section shall not apply to any confidential information which is or becomes generally known and available in the public domain through no fault of Cougar.  Cougar hereby agrees that it will not engage in any transaction in the securities of GISV, whether a private or public sale or purchase or agreement to enter into a sale or purchase, while it is in possession of material nonpublic information.

10.	COVENANT NOT TO SOLICIT OR COMPETE

10.1.1	During the period from the date of this Agreement until one (1) year following the expiration or termination of this Agreement, Cougar will not directly or indirectly:

10.1.1.1
Persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of GISV to cease doing business with GISV, or to reduce the amount of business it does with GISV (the terms “customer” and “client” as used in this Section 10 to include any potential customer or client to whom GISV submitted bids or proposals, or with whom GISV conducted negotiations, during the term of Cougar’s engagement hereunder or during the twelve (12) months preceding the termination of this Agreement or the engagement hereunder;

10.1.1.2
solicit for himself or any other person or entity other than GISV the business of any person or entity which is a customer or client of GISV, or was a customer or client of GISV within one (1) year prior to the termination of this Agreement or its engagement hereunder;

10.1.1.3
persuade or attempt to persuade any employee of GISV, or any individual who was an employee of GISV during the one (1) year period prior to the termination of this Agreement, to leave GISV’s employ, or to become employed by any person or entity other than the Company; or

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10.1.1.4
engage in any business in the Territory or in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of GISV as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that Cougar is bound by the provisions of this Section 10, the Company ceases to be engaged in such activity, provided, however, that nothing in this Section 10 shall be construed to prohibit Cougar from owning an interest of not more than five (5%) percent of any public company engaged in such activities

10.1.2
Cougar acknowledges that the restrictive covenants (the “Restrictive Covenants”) contained in Section 10 of this Agreement are a condition of his engagement are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

11.	INDEMNIFICATION

GISV shall be solely responsible for the design, development, supply, production and performance of its products and the protection of its trade names and patents.   GISV agrees to indemnify, hold Cougar harmless against and pay all losses, costs, damages or expenses, whatsoever, including counsel fees, which Cougar may sustain or incur on account of infringement or alleged infringements of patents, trademarks or trade names resulting from the sale of GISV’s products, or arising on account of warranty claims, negligence claims, product liability claims or similar claims by third parties.  Cougar shall promptly deliver to GISV any notices or papers served upon it in any proceeding covered by this Indemnification Agreement, and GISV shall defend such litigation at its expense.  Cougar shall, however, have the right to participate in the defense at its own expense unless there is a conflict of interest, in which case, Cougar shall indemnify GISV for the expenses of such defense including counsel fees.  GISV shall provide the Cougar with a certificate of insurance evidencing the Cougar as an additional insured on GISV’s product liability insurance policy.  This provision shall survive and remain in full force and effect after the termination of this Agreement.

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12.	TERM AND TERMINATION

12.1
Term.  This Agreement shall continue in full force and effect for a period of five years from the date above, unless terminated earlier under the provisions of this Agreement.  Thereafter, this Agreement shall be renewed automatically for successive additional three year terms under the same terms and conditions unless either party chooses not to continue the relationship and provides written notice 90 days prior to the natural expiration of the existing five-year term.

12.2	Termination. This Agreement may be terminated as follows:
12.2.1
By either party if the other party becomes insolvent or bankrupt, or files a voluntary petition in bankruptcy, or has had filed for an involuntary petition in bankruptcy (unless such involuntary petition is withdrawn or dismissed within ten days after filing) in which event termination may be immediate upon notice; or

12.2.2
By either party if the other party fails to cure any breach of a material covenant, commitment or obligation under this Agreement, within 45 days after receipt of written notice specifically setting forth the breach from the other party; or

12.2.3
By either party if the other party is convicted or pleads to a crime or an act of fraud that materially impacts on its performance or its fiduciary duties hereunder, in which event termination may be immediate upon notice.

12.2.4	By GISV if Cougar does not reach the required sales goals as set forth in Section 3 of the Agreement.

12.3
Return of Materials.  All Confidential Information and other property belonging to GISV shall remain the property of GISV and will be immediately returned by Cougar upon termination.  Cougar shall not make or retain any copies of any Confidential Information that may have been entrusted to it.

13.	MISCELLANEOUS

13.1
Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the addresses shown below or at such other address for which such party gives notice hereunder.  Such notice shall be deemed to have been given three (3) days after deposit in the mail.

If to GISV:	Global Investor Services, Inc.
Attn: Mr. Nicholas S. Maturo
708 3rd Avenue
6th Floor
New York, New York 10017 USA
Email:	nick@gisvonline.com
Facsimile:	+1-212-227-6462

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If to Cougar:	The Cougar Group
Attn: Mr. David C. Fender
7-13-9 Ooi, Shinagawa-ku
Tokyo, Japan 140-0014
Email:	jpndcf@tkg.att.ne.jp
Facsimile:	+81-3-3776-2482

13.2
Assignment.  The parties may not assign or transfer this Agreement or any of its rights and obligations under this Agreement without prior written consent of the other party, which shall not be unreasonably withheld.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns including purchasers of their assets constituting a bulk sale pursuant to the provisions of the “Uniform Commercial Code.”

13.3
Compliance with Law.  GISV and Cougar agree that they will comply with all governmental laws, regulations and requirements applicable to the duties conducted hereunder and applicable devices, including, without limitation, the federal laws and similar laws.  The parties represent and warrant that they shall have in effect and at all times during the Initial Term and any Renewal Terms of this Agreement all licenses, permits, and authorizations from all federal, state and local authorities necessary to the performance of their obligations under this Agreement.

13.4
Property Rights.  Cougar agrees that GISV owns all right, title, and interest in the product lines that include the Products and in all of Company’s patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products.  The use by Representative of any of these property rights is authorized only for the purpose herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

13.5
Waiver and Delay. No waiver by either Party of any breach or default in performance by the other Party, and no failure, refusal or neglect of either Party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other Party’s obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either Party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

13.6
Force Majeure. A Party shall not be responsible for failure to perform hereunder due to force majeure, which shall include, but not be limited to: fires, floods, riots, strikes, labor disputes, freight embargoes or transportation delays, shortage of labor, inability to secure fuel, material, supplies, equipment or power at reasonable prices or on account of shortage thereof, acts of God or of the public enemy, war, terrorist activities or civil disturbances, any existing or future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency or such government) affecting a Party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of a Party. If an event of force majeure should occur, the affected Party shall promptly give notice thereof to the other Party and such affected Party shall use its commercially reasonable efforts to cure or correct any such event of force majeure.

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13.7
Governing Law; Jurisdiction.   This Agreement shall be construed under and governed by the laws of the State of New York without regard to its conflicts of laws.  The parties agree that the jurisdiction and venue of any legal suit, action or proceeding arising out of or relating to this Agreement shall be in a federal or state court in the State of New York.

13.8
Dispute Resolution. Any dispute or difference which may arise between the Parties at any time hereafter, whether during the continuance in force of this Agreement or upon or after its termination, touching any matter or thing herein contained or the operation or construction of this Agreement or any matter or thing in any way connected with, arising from or in relation to this Agreement or the rights, duties or liabilities of the Parties hereunder shall be finally settled by arbitration in accordance with Arbitration Rules of the American Arbitration Association (“AAA”).

13.8.1	A reference to arbitration shall be to three (3) arbitrators, all of whom are judges or retired judges.

13.8.2	(b) The arbitration shall be held in New York, New York, United States of America, and the language to be used in the arbitral proceedings shall be English.

13.8.3
(c) Pending the commencement of the arbitral proceedings, either Party may apply, to the courts in New York (which shall have exclusive jurisdiction) for the grant of interim injunctions and orders for the protection and preservation of property subject of or relating to this Agreement. For the purposes of this Section 13 and as provided in the Arbitration Rules of the AAA, arbitral proceedings shall be deemed to commence on the date when the administrator of the AAA receives notice of arbitration from the Party initiating the arbitration.

13.9
Counterparts, Headings and Interpretation. This Agreement shall be executed in duplicate but shall not be binding upon GISV until a copy, signed by Cougar, is executed by Cougar. This Agreement is entered into in the English language. Should a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving the interpretation of this Agreement, the English text shall govern. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” and “Section” refer to the specified Article and Section of this Agreement, and (v) the terms “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation” unless otherwise indicated. Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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13.10	Third Party Rights. Nothing in this Agreement shall be deemed to create any third party beneficiary rights in or on behalf of any other person.

13.11
Expenses.  Each Party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

13.12
Public Announcements. No public announcement, news release, statement, publication, or presentation relating to the existence of this Agreement, the subject matter hereof, or either party's performance hereunder will be made without the other party's prior written approval unless GISV is required to release such information or agreement in accordance with securities laws of the United States.

13.13
Integrated Contract. This Agreement together with the document and agreements referred to herein constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.

13.14
Applicability of Post-effective Laws. The Parties agree that neither the Vienna Convention on the International Sale of Goods nor any such similar law, treaty or act that becomes effective during the term of this Agreement shall be applicable to this Agreement or the transactions contemplated hereunder.

13.15
Severability.  If any provision(s) of this agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall be valid and enforceable and the parties shall negotiate in good faith a substitute, valid and enforceable provision which most nearly affects the parties’ intent in entering into this Agreement.

13.16
Modification: Waiver.  This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.  The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

13.17
Entire Agreement.  This Agreement and the exhibits hereto represent and constitute the entire agreement between the parties, and supersede and merge all prior negotiations, agreements and understandings, oral or written, with respect to any and all matters between Cougar and GISV.

13.18	Modifications and Amendments. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by both of the Parties.

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13.19	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

SIGNATURES

Global Investors Services, Inc.	The Cougar Group

/s/ Nicholas Maturo	/s/ David C. Fender

By: Nicholas Maturo	By: David C. Fender

Title President, CEO	Title: CEO

Date: September 23, 2010	Date: September 22, 2010

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EXHIBIT A

PRODUCTS

From InvestView Division: search tools and trading indicators, newsletters, live trading room, coaching programs.

From Razor Data Division: financial information delivery.

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EXHIBIT B:
TERRITORY

As per this Agreement, the term “Territory” shall be defined as follows:

•	TIER ONE:
o	South Korea
o	Japan

•	TIER TWO:
o	China
o	Australia
o	Hong Kong
o	Singapore
o	Philippines
o	Indonesia
o	New Zealand
o	India

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EXHIBIT C:
COMPENSATION SCHEDULE

TIER ONE:

SOUTH KOREA:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	10,000,000
$750,000	15,000,000
$1,000,000	20,000,000

JAPAN:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	10,000,000
$750,000	15,000,000
$1,000,000	20,000,000

TIER TWO:

CHINA:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

AUSTRALIA:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

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HONG KONG:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

SINGAPORE:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

PHILIPPINES:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

INDONESIA:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

NEW ZEALAND:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

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INDIA:

Revenue Target	No. of Shares to be Delivered (cumulative)
$250,000	5,000,000
$500,000	7,000,000
$750,000	9,000,000
$1,000,000	10,000,000

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EXHIBIT D:
GISV Note T1

See Exhibit 10.2 attached to the Form 8k

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EXHIBIT E:
GISV Note T2

See Exhibit 10.3 attached to the Form 8k

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EXHIBIT F:
ESCROW AGREEMENT

See Exhibit 10.5 attached to the Form 8k

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